                                                                    EXHIBIT 10.4

                           BANK OF AMERICA NATIONAL
                         TRUST AND SAVINGS ASSOCIATION
                            Security Pacific Plaza
                             333 South Hope Street
                        Los Angeles, California  90071

                                August 13, 1995

Broadway Stores, Inc.
444 South Flower Street
Los Angeles, California  90071

Federated Department Stores, Inc.
7 West Seventh Street
Cincinnati, Ohio 45202

               Re:  Consent and Waiver Under Term Loan Agreement
                    --------------------------------------------

Ladies/Gentlemen:

     Please refer to the Amended and Restated Term Loan Agreement dated as of October 8, 1992 (as heretofore amended, waived or otherwise modified, the "Agreement") by and among Broadway Stores, Inc. ("Broadway"), the banks parties thereto (collectively, the "Banks") and Bank of America National Trust and Savings Association, as agent (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined have the meaning assigned such terms in the Agreement.

Background
----------

     You have informed us that, pursuant to an Agreement and Plan of Merger dated as of August 14, 1995 (the "Merger Agreement") among Broadway, Federated Department Stores, Inc. ("Federated") and Nomo Company, Inc. ("Merger Sub"), Merger Sub intends to merge with and into Broadway with Broadway being the surviving corporation of such merger (such transaction hereinafter called the "Merger"),/(1)/ with the common stockholders of Broadway receiving shares of the common stock of Federated in exchange for their shares of Broadway common stock. In addition,

----------
      /(1)/ Merger Sub is a wholly owned subsidiary of Federated formed for the sole purpose of effecting the Merger.

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August 13, 1995
Page 2

pursuant to a Stock Agreement dated as of August 14, 1995 between Federated and Zell/Chilmark Fund, L.P. ("Z/C"), Federated is acquiring an option (the "Option") to purchase all of the outstanding Broadway common stock held by Z/C for the same Federated common stock consideration that would otherwise be provided to the holders of Broadway common stock in connection with the Merger. You have requested our consent to and our waiver of any Default or Event of Default that might arise under the Agreement solely as a result of Broadway's entering into the Merger Agreement, the consummation of the Merger and/or any exercise of the Option by Federated (such transactions, together with each and every transaction, agreement and other arrangement relating thereto, collectively called the "Subject Transactions") on behalf of ourselves and the Majority Banks.

Consent and Waiver
------------------

     Subject to the terms and conditions contained in this letter, the Agent, on behalf of itself and the Majority Banks, hereby consents to the change of ownership of the stock of Broadway resulting from Broadway, Merger Sub and Federated entering into and consummating each of the Subject Transactions and permanently and irrevocably waives any Default or Event of Default under the Agreement or any other of the Restructured Loan Documents that arises or could arise solely as a result of a violation of Section 8.03 of the Agreement and analogous provisions of the other Restructured Loan Documents as a result of Broadway, Merger Sub and Federated entering into and consummating each of the Subject Transactions.

Conditions and Agreements Relating to Consent and Waiver
--------------------------------------------------------

      The foregoing consent and waiver is subject to Broadway's entering into an appropriate amendment to the Restructured Loan Documents (including, without limitation, Section 11.22 of the Agreement) promptly after the date hereof providing for recourse against Broadway for repayment of the Obligations and permitting, in connection with such recourse, the Agent and the Banks to seek a personal or deficiency judgment against Broadway for payment of the Obligations in accordance with and subject to the terms of the Restructured Loan Documents. Such amendment will also effect such technical modifications of the Restructured Loan Documents as may be necessary as a result of the consummation of the Subject Transactions. This amendment will be subject to, and the effectiveness thereof will be expressly conditioned upon, the consummation of the Merger. In addition, Federated hereby agrees that (i) any funds it contributes to Merger Sub to enable Merger Sub to effect any repurchase of Broadway's 6-1/4% Convertible Senior Subordinated Notes due 2000 required as a result of the consummation of the
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August 13, 1995
Page 3

Subject Transactions will be contributed by an infusion of equity into Merger Sub, and (ii) it will discuss with the Agent the terms on which the consent of GE Capital and Prudential to the consummation of the Subject Transactions is being obtained and will ensure that the Agent and the Banks receive treatment under the Agreement and the other Restructured Loan Documents in connection with the waiver and consent to the consummation of the Subject Transactions set forth herein that is no less favorable, viewed as a whole and in the totality of the circumstances, than the treatment GE Capital and Prudential receive under the Working Capital Facility and the Prudential Loan Documents, respectively, in connection with their respective waivers and consents.

     Federated and Broadway confirm that the consent and waiver set forth herein applies and is effective only with respect to any Default or Event of Default that arises or could arise solely as a result of a violation of Section 8.03 of the Agreement and analogous provisions of the other Restructured Loan Documents as a result of Broadway, Merger Sub and Federated entering into and consummating each of the Subject Transactions. The Agent on behalf of the Banks hereby reserves all rights provided under the Restructured Loan Documents with respect to any other or future transactions. Except for the modifications to the Restructured Loan Documents contemplated by the amendment described in the preceding paragraph, the terms and provisions of the Restructured Loan Documents will be unaffected by the consummation of the Merger. The waiver and consent set forth herein will expire if the Merger is not consummated by January 31, 1996.
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August 13, 1995
Page 4

     Please execute a copy of this letter in the space provided below to evidence your agreement with the terms set forth in the two preceding paragraphs.

                                  Very truly yours,


                                  BANK OF AMERICA NATIONAL
                                  TRUST AND SAVINGS ASSOCIATION,
                                  as Agent and on behalf of the
                                  Majority Banks

                                  By: /s/ CLARA Y. STRAND
                                      -------------------------
                                  Title:  Vice President
                                         ----------------------


Agreed:
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BROADWAY STORES, INC.

By:  /s/ JOHN C. HAECKEL
   --------------------------------
Title:  Executive Vice President
        and Chief Financial Officer
        ----------------------------


FEDERATED DEPARTMENT STORES, INC.

By:  /s/ RONALD W. TYSOE
   --------------------------------
Title:  Vice Chairman
       ----------------------------